Exhibit 5.4

Advocaten
Notarissen
Belastingadviseurs

Diageo Finance B.V.		125 Old Broad Street, 17th Floor
Molenwerf 10		London EC2N 1AR
1014 BG AMSTERDAM
The Netherlands		T +44 20 7374 0086
F +44 20 7562 4360

Date 16 March 2015	Ernest Meyer Swantee
Advocaat
Our ref.	M22498968/4/91010292/JKdG

Dear Sir/Madam,

Diageo Finance B.V. (the “Dutch Issuer”)
Shelf registration of Securities (as defined in more detail below,

the “Registration”)

1                                        Introduction

I act as Dutch legal adviser (advocaat) to the Dutch Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2                                        Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3                                        Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1                              A copy of:

(a)                                 an executed copy of the Indenture;

(b)                                 the forms of the Securities as included in the Indenture; and

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

(c)                                  the Registration Statement.

3.2                              A copy of:

(a)                                 the Dutch Issuer’s deed of incorporation including and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel); and

(b)                                 the Trade Register Extract.

3.3                              A copy of each Corporate Resolution.

3.4                              A copy of the Agreement of Resignation, Appointment and Acceptance.

In addition, I have obtained the following confirmations on the date of this opinion:

3.5                              Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.6

(a)                                 Confirmation by telephone from the court registry of the District Court of the place where the Dutch Issuer has its corporate seat, derived from that Court’s Insolvency Register; and

(b)                                 confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Dutch Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                        Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)                                 Each copy document conforms to the original and each original is genuine and complete.

(b)                                 Each signature is the genuine signature of the individual concerned.

(c)                                  Each confirmation referred to in this opinion is true.

(d)

(i)                                    all Dutch Issuer Securities will have been issued; and

(ii)                                 the Registration Statement has been published and filed with the SEC;

in a form referred to in this opinion (in the case of the Dutch Issuer Securities, without material deviation).

4.2

(a)                                 Each Corporate Resolution (or all resolutions set out in it) has been validly passed and remains in full force and effect without modification.

(b)                                 The Dutch Issuer will have taken all necessary corporate action to authorise the issue by the Dutch Issuer of the Dutch Issuer Securities in accordance with the Dutch Issuer’s articles of association at the time of authorisation.

(c)                                  In respect of any issue of Dutch Issuer Securities which qualifies as attracting an important credit (belangrijk krediet) within the meaning of the Works Councils Act (Wet op de ondernemingsraden) that Act will have been complied with.

4.3

(a)                                 The Indenture is within the capacity of and powers of, and has been validly authorised and entered into by, each party other than the Dutch Issuer.

(b)                                 All Dutch Issuer Securities:

(i)                                    are within the capacity and powers of each party other than the Dutch Issuer; and

(ii)                                 will have been validly issued and accepted by each party.

(c)                                  Where required, all Dutch Issuer Securities will have been validly authenticated and all other actions required under the Indenture to validly issue all Dutch Issuer Securities will have been taken.

(d)                                 The Indenture has been signed on behalf of the Dutch Issuer by its managing directors in accordance with its articles of association.

4.4                              Under New York Law by which the Indenture and the Dutch Issuer Securities are expressed to be governed:

(a)                                 when validly signed by all the parties, the Indenture and the Dutch Issuer Securities are valid, binding on and enforceable against each party; and

(b)                                 the choice of New York Law as the governing law of the Indenture and the Dutch Issuer Securities applies to the submission to the jurisdiction of the New York Courts pursuant to the Jurisdiction Clause.

4.5                              No Dutch Issuer Security qualifies as a game or wager (spel of weddingschap) within the meaning of section 7A:1825 BW and no issue of Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.6                              The Dutch Issuer complies with section 3:2 Wft and therefore does not require a banking licence pursuant to that Act.

4.7

(a)

(i)                                    All Securities offered to the public (aangeboden aan het publiek) in the Netherlands have been, are and will be so offered in accordance with the Wft and, to the extent applicable, the Offer Regulations.

(ii)                                 No Dutch Issuer Securities have been, are or will be admitted to trading on a regulated market in the Netherlands.

(b)                                 At the time when it disposed or disposes of any Dutch Issuer Securities in the context of the offer of those Dutch Issuer Securities, the Dutch Issuer did or does not posses inside information (voorwetenschap) in respect of itself, the Guarantor or the trade in those Dutch Issuer Securities.

4.8                              The Indenture and each transaction entered into pursuant to it have been entered into on an arm’s length basis.

5                                        Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                              The Dutch Issuer has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

5.2

(a)                                 The Dutch Issuer has the corporate power to enter into and perform the Indenture and to issue and perform the Dutch Issuer Securities.

(b)                                 The Dutch Issuer has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

(c)                                  The Dutch Issuer has validly signed the Indenture.

5.3                              The entry into and performance of the Indenture and the issue and performance of the Dutch Issuer Securities by the Dutch Issuer do not violate Dutch law or the Dutch Issuer’s articles of association.

5.4                              The choice of New York Law as the governing law of the Indenture and the Dutch Issuer Securities is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Dutch Issuer of the Indenture and the Dutch Issuer Securities.

5.5

(a)                                 In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against the Dutch Issuer of the Jurisdiction Clause.

(b)                                 A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in the State of New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on internationally generally accepted grounds, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

5.6                              The statements in the prospectus included in the Registration Statement under the headings “Enforceability of Certain Civil Liabilities” and “Taxation — Netherlands Taxation” to the extent that they include descriptions of Dutch law are correct.

6                                        Qualifications

This opinion is subject to the following qualifications:

6.1                              This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2

(a)                                 To the extent that the Rome I Regulation (which by its terms applies to any agreements entered into on or after 17 December 2009) does not apply, notwithstanding the recognition of New York Law as the governing law of the Indenture and the Dutch Issuer Securities:

(i)                                     effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indenture and the Dutch Issuer Securities;

(ii)                                  Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Indenture and the Dutch Issuer Securities;

(iii)                               the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy; and

(iv)                              regard will be given to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(b)                                 To the extent that the Rome I Regulation applies, the recognition of New York Law as the governing law of the Indenture and the Dutch Issuer Securities:

(i)                                    will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indenture was entered into or the Dutch Issuer Securities were issued (other than the choice of New York Law as the governing law of the Indenture and the Dutch Issuer Securities, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)                              will not restrict the application of the overriding provisions of Dutch law; and

(B)                              will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)                               will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)                              will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                              The enforcement in the Netherlands of the Indenture and the Dutch Issuer Securities and of foreign judgments is subject to Dutch rules of civil procedure.

6.4                              The enforceability of the Indenture and the Dutch Issuer Securities may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5                              In proceedings in a Dutch court for the enforcement of the Indenture or the Dutch Issuer Securities, the court may mitigate amounts due in respect of litigation and collection costs.

6.6                              To the extent that Dutch law applies, any provision that the person in whose name a Security is registered may be treated as the owner of such Security for the purpose of receiving payment of principal (and premium, if any) and (subject to Section 308 of the Indenture) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue may not be enforceable under all circumstances.

6.7                              To the extent that Dutch law applies, title to a Dutch Issuer Security may not pass if (i) the Dutch Issuer Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Issuer Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.8                              Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.9                              Any provision in the Indenture to the effect that:

(a)                                 in proceedings initiated by the Trustee, the Trustee shall be deemed to represent the holders of the relevant Dutch Issuer Securities without any need to make those holders party to the proceedings;

(b)                                 no holder of any Dutch Issuer Security or of any Coupon (as defined therein) shall have any right to institute proceedings, judicial or otherwise with respect to the Indenture or the Dutch Issuer Securities (including for the appointment of a receiver or trustee or for any other remedy thereunder) other than within the limits set out in the Indenture; or

(c)                                  the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same;

may not be enforceable.

6.10                       To the extent that any provision of the Indenture or the Dutch Issuer Securities are general conditions within the meaning of section 6:231 BW, a holder of a Dutch Issuer Security may nullify (vernietigen) that provision if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or the Dutch Issuer Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in section 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Issuer Security is a natural person not acting in the conduct of a profession or trade. A provision such as set out in Section 106, 802 and 803 of the Indenture might fall within the scope of section 6:236 BW.

6.11                       If any Dutch Security has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Dutch Issuer Security and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Dutch Issuer Security in a Dutch court may require that the holder of the Dutch Issuer Security submit a copy of the Indenture.

6.12                       To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.13                       Bearer zero coupon debt securities and other debt securities which qualify as savings certificates as defined in the Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the intermediary of the issuer of those debt securities or a Member of Euronext Amsterdam N.V. and with due observance of the Savings Certificates Act (including registration requirements). However, no such intermediary services are required in respect of (i) the initial issue of those debt securities to the first holders thereof, (ii) any transfer and acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) the transfer or acceptance of those debt securities, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

6.14

(a)                                 An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)                                 A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.15                       I do not express any opinion on:

(a)                                 any right, or the consequences of exercising any right, to convert a Dutch Issuer Security into another instrument;

(b)                                 the validity of (i) any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 803 of the Indenture, (ii) any lien as contemplated by Section 607 of the Indenture or (iii) on any other in rem matters; or

(c)                                  any taxation matters, except for paragraph 5.6.

7                                        Reliance

7.1                              This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and the Dutch Issuer Securities. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration and the Dutch Issuer Securities.

7.2                              Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3                              The Dutch Issuer may:

(a)                                 file this opinion as an Exhibit to the Registration Statement; and

(b)                                 refer to De Brauw giving this opinion under the headings “Enforceability of Certain Civil Liabilities”, “Taxation — Netherlands Taxation” and “Validity of Securities” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek London B.V.

/s/ Ernest Meyer Swantee

Ernest Meyer Swantee

Annex — Definitions

Part 1 - General

In this opinion:

“Agreement of Resignation, Appointment and Acceptance” means the Agreement of Resignation, Appointment and Acceptance dated 16 October 2007 between the Dutch Issuer, the Guarantor and the Trustee.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” is defined in part 2 (Dutch Issuer) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek London B.V.

“Dutch Issuer” is defined in part 2 (Dutch Issuer) of this Annex.

“Dutch Issuer Securities” means any Securities issued by the Dutch Issuer and includes, in relation to an issue of Dutch Issuer Securities and where the context permits, the provisions of those Securities.

“Dutch law” means the law directly applicable in the Netherlands.

“Guarantor” means Diageo plc.

“Indenture” means the Indenture dated 8 December 2003 between the Dutch Issuer, the Guarantor and Citibank N.A. and where the context permits includes the Jurisdiction Clause.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Jurisdiction Clause” means Section 115 of the Indenture.

“New York Court” means any Federal or State court in the Borough of Manhattan, the City of New York.

“New York Law” means the laws of the State of New York.

“Offer Regulations” means:

(a)                                Commission Regulation (EC) No 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements;

(b)                                Commission Regulation (EC) No 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilisation of financial instruments; and

(c)                                 Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the prospectus included in the Registration Statement.

“Registration” means the registration of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 16 March 2015 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Rome I Regulation” means Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any debt securities issued under the Indenture from the date of this opinion and includes, where the context permits, the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Dutch Issuer) of this Annex.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means The Bank of New York Mellon.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

Part 2 — Dutch Issuer

In this opinion:

“Dutch Issuer” means Diageo Finance B.V., with corporate seat in Amsterdam. and in relation to this company:

(a)                                 “Corporate Resolution” means each of:

(i)                                    the written minutes of the meeting of its managing board (directie) dated 7 November 2003;

(ii)                                 the written resolution of its stated sole shareholder Guinness Distillers & Vinters Amsterdam B.V. dated 20 November 2003;

(iii)                              the written resolution of its managing board (directie) dated 4 December 2014; and

(iv)                             the written resolution of its stated sole shareholder Diageo Brands B.V. dated 4 December 2014; and

(b)                                 “Trade Register Extract” means the Trade Register extract relating to it provided by the Chamber of Commerce and dated 12 March 2015 and 11 December 2014.